AMENDMENT NO. 25 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

     This AMENDMENT NO. 25 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of July 14, 1999 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that Contribution Agreement, dated as of October 20, 1997, by and among The Prime Group, Inc., an Illinois corporation, Prime Group Realty Trust, a Maryland real estate investment trust, Prime Group Realty, L.P., a Delaware limited partnership and the Contributors named therein (the "Agreement"), the Partnership agreed to purchase one property in Hillside, Illinois (the "Property")upon the fulfillment of certain conditions;

     WHEREAS, the conditions of the Agreement having been fulfilled, the Partnership is acquiring the Property in return for issuing Common Units of Limited Partner Interest to The Nardi Group, L.L.C.; and

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS.
(a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts from The Nardi Group, L.L.C. the grant of all of its right, title and interest in the Property, a legal description of which is attached hereto as
Exhibit 1, as a Capital Contribution in exchange for 120,551 Common Units of Limited Partner Interest which are hereby issued by the Partnership to The Nardi Group, L.L.C. pursuant to Section 4.3.C of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 48 of the Partnership.

     (b) Each of the Common Units of Limited Partner Interest issued to The Nardi Group, L.L.C. pursuant to this Section 2 shall have the same terms and provisions as the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that the Exchange Rights relating thereto may be exercised only after the first (1st) anniversary of their issuance (as opposed to November 17, 1998).

     Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP AGREEMENT.

     A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

     B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                       AMENDMENT NO. 25 TO AMENDED AND RESTATED
                                       AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                       GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                       MANAGING GENERAL PARTNER:
                                       -------------------------

                                       PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment trust

                                       By:   /s/ Jeffrey A. Patterson
                                            ------------------------------------
                                       Name:     Jeffrey A. Patterson
                                             -----------------------------------
                                       Title:  Executive Vice President
                                             -----------------------------------

                                       LIMITED PARTNERS:
                                       -----------------

                                       Each Limited Partner hereby executes
                                       this Amendment to the Limited Partnership
                                       Agreement.

                                       By:  PRIME GROUP REALTY TRUST, a
                                            Maryland real estate investment
                                            trust, as attorney-in fact

                                            By:  /s/ Jeffrey A. Patterson
                                               ---------------------------------

                                            Name:    Jeffrey A. Patterson
                                                 -------------------------------

                                            Title: Executive Vice President
                                                  ------------------------------

As to Section 1 hereof,

ACKNOWLEDGED AND AGREED:

THE NARDI GROUP, L.L.C., a
Delaware limited liability company


By:  /s/ Stephen J. Nardi
   -------------------------------
Name:  Stephen J. Nardi
      ----------------------------
Title:  President & CEO
      ----------------------------

                                   EXHIBIT A*

               Partners, Number of Units and Capital Contributions

                                        Number of               Capital
Managing General Partner               Common Units          Contribution
------------------------               ------------          ------------
                                                             **
Prime Group Realty Trust                15,136,488
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Richard S. Curto
           James F. Hoffman

General Partner
---------------
                                           927,100           $  18,542,000
The Nardi Group, L.L.C.
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Limited Partners
----------------

The Nardi Group, L.L.C.                    328,182           $   4,906,061
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Edward S. Hadesman                         388,677           $   7,773,540
Trust Dated May 22, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Grandville/Northwestern                      9,750           $     195,000
Management Corporation
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614


---------------------------------------
* As amended by Amendment No. 25 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

** This amount shall be inserted by the Managing General Partner.

               Partners, Number of Units and Capital Contributions

                                        Number of               Capital
Limited Partners (Cont'd)              Common Units          Contribution
------------------------               ------------          ------------

Carolyn B. Hadesman                         54,544           $ 1,090,880
Trust Dated May 21, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Lisa Hadesman 1991 Trust                   169,053           $ 3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Cynthia Hadesman 1991 Trust                169,053           $ 3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Tucker B. Magid                             33,085           $   661,700
    545 Ridge Road
    Highland Park, IL 60035

Frances S. Shubert                          28,805           $   576,100
    511 Lynn Terrace
    Waukegan, IL  60085

Grandville Road Property, Inc.               7,201           $   144,020
    c/o Ms. Frances S. Shubert
    511 Lynn Terrace
    Waukegan, IL  60085

Sky Harbor Associates                       62,149           $ 1,242,980
    c/o Howard I. Bernstein
    6541 North Kilbourn
    Lincolnwood, IL  60646

Jeffrey A. Patterson                       110,000           $ 2,200,000
    c/o Prime Group Realty Trust
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601

Primestone Investment Partners, L.P.     7,944,893           **
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Paul A. Roehri



---------------------------------------
** This amount shall be inserted by the Managing General Partner.

               Partners, Number of Units and Capital Contributions

                                        Number of               Capital
Limited Partners (Cont'd)              Common Units          Contribution
------------------------               ------------          ------------

Prime Group VI, L.P.                       304,097           $ 6,050,500
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:    Michael W. Reshcke
             Robert J. Rudnik

H Group LLC                                108,348           $ 1,600,000
    c/o Heitman Financial Ltd.
    180 N. LaSalle
    Suite 3600
    Chicago, IL  60601
    Attn:  Norman Perlmutter

Ray R. Grinvalds                             5,216           $   104,320
    217 Deer Valley Drive
    Barrington, IL  60010

Warren H. John, as Trustee of the
  Warren H. John                            37,259           $   745,180
Trust dated December 18, 1998
    1730 N. Clark Street
    Chicago, IL  60614



                                          Number of                Capital
Managing General Partner               Preferred Units           Contribution
------------------------               ---------------           ------------

Prime Group Realty Trust                 2,000,000                **
    77 West Wacker Drive                Convertible
    Suite 3900                          Preferred
    Chicago, IL  60601                  Units
    Attn:    Richard S. Curto
             James F. Hoffman

Prime Group Realty Trust                4,000,000                 **/
    77 West Wacker Drive                Series B
    Suite 3900                          Preferred
    Chicago, IL  60601                  Units
    Attn:  Richard S. Curto
           James F. Hoffman





---------------------------------------
** This amount shall be inserted by the Managing General Partner.

                         ACKNOWLEDGMENT AND AGREEMENT BY
                           ADDITIONAL LIMITED PARTNER

Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601

     Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P., dated as of November 17, 1997 (as amended, the "Partnership Agreement"). All terms used as defined terms and not otherwise defined herein shall have the meaning ascribed thereto in the Partnership Agreement. The Partnership is issuing and delivering 120,551 Common Units to the undersigned in connection with the purchase from the undersigned of one property in Hillside, Illinois. The undersigned acknowledges and agrees that it is an express condition of the Partnership Agreement that an Additional Limited Partner assume all of the obligations under the Partnership Agreement with respect to the Common Units.

         The undersigned hereby represents, warrants, covenants to, and agrees with, the Partnership, the Managing General Partner and each Limited Partner as follows:

          (i)  the   undersigned  has  received  and  reviewed  a  copy  of  the
               Partnership Agreement;

          (ii) the undersigned  desires to become an Additional  Limited Partner
               in  the   Partnership  in  accordance   with  the  terms  of  the
               Partnership Agreement;

          (iii)the undersigned, by execution hereof, accepts and agrees that it is bound by all of the terms and provisions of the Partnership Agreement, including without limitation the provisions of Section
               2.4 and the restrictions on transfer set forth in Article 11 of the Partnership Agreement;

          (iv) the undersigned assumes all of the obligations of an Additional Limited Partner pursuant to the Partnership Agreement with respect to the Common Units issued to the undersigned;

          (v) the Partnership Agreement shall be binding on and enforceable against the undersigned as a Limited Partner in accordance with its terms;

          (vi) the undersigned is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned understands the risks of, and other considerations relating to, its acquisition of the Common Units. The undersigned, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Common Units, (i) has such knowledge, sophistication and experience  in  financial  and  business  matters  and in  making investment decisions of this type, that it is capable of evaluating the merits and risks of an investment in Common Units of the Partnership and of making an informed investment decision,
               (ii) is capable of protecting its own interests in connection with its acquisition of Common Units or has engaged representatives or advisors to assist the undersigned in protecting its interests in connection with its acquisition of Common Units and (iii) is capable of bearing the economic risk of such investment in Common Units.

          (vii)The Common Units to be issued to the undersigned are acquired by the undersigned for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein until and unless the Common Units are exchanged for Common Shares of the Trust following the one year lock-up period applicable to the Common Units, in accordance with the Partnership Agreement. The undersigned hereby confirms that all documents, instruments, records and books pertaining to investment in Common Units of the Partnership and requested by the undersigned have been made available or delivered to the undersigned. The undersigned has had an opportunity to ask questions of and receive answers from the Partnership, or from a person or persons acting on the Partnership's behalf, concerning the Partnership, the terms and conditions of the transaction contemplated by this Acknowledgment and Agreement and the undersigned's acquisition of Common Units. The undersigned has relied upon, and is making its investment decisions solely upon, such information as has been provided to the undersigned by the Partnership, and the undersigned has not relied upon any other information, literature or any oral communications. The undersigned was not formed for the specific purpose of acquiring an interest in the Partnership.

          (viii) The undersigned acknowledges that (i) the Common Units to be issued to the undersigned have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (ii) the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the undersigned, (iii) such Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Common Units and (v) the Partnership has no obligation or intention to register such Common Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The undersigned hereby acknowledges that because of the restrictions on transfer or assignment of such Common Units to be issued which are set forth in this Acknowledgment and Agreement and in the Partnership Agreement, the undersigned may have to bear the economic risk of the investment commitment evidenced by this Acknowledgment and Agreement and any Common Units acquired as contemplated by this Acknowledgment and Agreement for an indefinite period of time, and that the Common Units by their terms will not be exchangable at the request of the holder thereof for Common Shares of the Company prior to the first (1st) anniversary of their issuance.

          (ix) The address of the undersigned's principal place of business is set forth below. The undersigned does not have any present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which its present principal place of business is sited.

     The undersigned has duly executed and delivered this Acknowledgment and Agreement by Additional Limited Partner as of the 14th day of July, 1999.

                                        THE NARDI GROUP, L.L.C.
                                        c/o Stephen J. Nardi
                                        4100 Madison Street
                                        Hillsdale, Illinois 60162


                                       Name: /s/ Stephen J. Nardi
                                            ------------------------------------
                                       Its: President & CEO
                                            ------------------------------------

     By acceptance hereof, Prime Group Realty Trust, as Managing General Partner of the Partnership, approves and accepts the admittance of The Nardi Group, L.L.C., a Delaware limited liability company, as an Additional Limited Partner in Prime Group Realty, L.P., having the number of Common Units set forth above.

                                       PRIME GROUP REALTY TRUST


                                       By: /s/ Jeffrey A. Patterson
                                          --------------------------------------
                                           Name: Jeffrey A. Patterson
                                                 -------------------------------
                                           Its:  Executive Vice President
                                                 -------------------------------
                                           Date: July 14, 1999
                                                 -------------------------------